UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 West Auto Drive, Tempe, Arizona	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 902-1001

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On April 1, 2008, Insight Enterprises, Inc. (the “Company”) amended and restated its existing credit agreement (as so amended and restated, the “Credit Agreement”) with JPMorgan Chase Bank, National Association, as U.S. Agent, J.P. Morgan Europe Limited, as European Agent, the lenders party thereto and certain of the Company’s foreign subsidiaries as additional borrowers. The Credit Agreement provides for a new senior revolving credit facility (the “Revolving Facility”) in the amount of $300 million, a portion of which is available for borrowings by certain foreign subsidiaries in certain foreign currencies. Borrowings under the Revolving Facility may be used in part to finance the transactions described in Item 8.01 below and for general corporate purposes. The Revolving Facility is guaranteed by the Company’s domestic subsidiaries and is secured by substantially all of the Company’s and each guarantor’s assets, in each case subject to certain exceptions. The Revolving Facility matures on April 1, 2013.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2008, in order to fund the acquisition of Calence, the Company borrowed approximately $169 million under its Revolving Facility to fund the acquisition and to refinance an existing term loan. The disclosure from Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

Pursuant to the Agreement and Plan of Merger, dated as of January 24, 2008 (the “Merger Agreement”), among the Company, Insight Networking Services, LLC and Calence, LLC (“Calence”), the Company completed its acquisition of Calence on April 1, 2008 for a cash purchase price of $125 million plus a preliminary working capital adjustment of $4 million, net of cash acquired. The preliminary working capital adjustment is subject to final adjustment as provided in the Merger Agreement. Up to an additional $35 million of purchase price consideration may be due if Calence achieves certain performance targets over the next four years, subject to certain conditions and limitations set forth in the Merger Agreement, a copy of which was filed on January 28, 2008 with the Securities and Exchange Commission as an exhibit to the Company’s Form 8-K.

The Company announced the completion of the acquisition in a press release dated April 1, 2008, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated as of April 1, 2008, among Insight Enterprises, Inc., the European Borrowers (as defined therein), the lenders party thereto, J.P. Morgan Europe Limited, as European Agent, Wells Fargo Bank, National Association and U.S. Bank National Association, as Co-Syndication Agents, and JPMorgan Chase Bank, National Association, as Administrative Agent.

99.1	Press Release, dated April 1, 2008, issued by Insight Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT ENTERPRISES, INC. (Registrant)

	By:	/s/ Karen K. McGinnis

Date: April 4, 2008		Karen K. McGinnis Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated as of April 1, 2008, among Insight Enterprises, Inc., the European Borrowers (as defined therein), the lenders party thereto, J.P. Morgan Europe Limited, as European Agent, Wells Fargo Bank, National Association and U.S. Bank National Association, as Co-Syndication Agents, and JPMorgan Chase Bank, National Association, as Administrative Agent.

99.1	Press Release, dated April 1, 2008, issued by Insight Enterprises, Inc.